[LETTERHEAD OF ZALICK, TOROK, KIRGESNER, COOK & CO.]


                        CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated February 7, 1998, except for Note 20, as to which the date is August 7, 1998, relating to the consolidated and combined financial statements of SMR Aerospace, Inc. (an S Corporation), its affiliates, and subsidaries, which appears in the Form 8-K of B/E Aerospace, Inc. dated August 7, 1998, and to the reference to our Firm under the caption "Experts" in the Form S-4.


/s/ Zalik, Torok, Kirgesner, Cook & Co.

Cleveland, Ohio
November 19, 1998